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                                                                     Exhibit 5.1


October 6, 2004


Alaska Communications Systems Group, Inc.
600 Telephone Avenue
Anchorage, Alaska 99503


            Re: Registration Statement on Form S-8 with respect to 4,000,000 shares of common stock, par value $0.01 per share

Ladies and Gentlemen:

      In connection with the registration by Alaska Communications Systems Group, Inc., a Delaware corporation (the "Company"), of 4,000,000 shares of common stock, par value $0.01 per share (the "Shares"), of the Company, (i) 2,250,000 of which are to be issued pursuant to the Alaska Communications Systems Group, Inc. 1999 Stock Incentive Plan, as amended; (ii) 550,000 of which are to be issued pursuant to the Alaska Communications Systems Group, Inc. 1999 Employee Stock Purchase Plan, as amended; (iii) 200,000 of which are to be issued pursuant to the Alaska Communications Systems Group, Inc. 1999 Non-Employee Director Stock Compensation Plan, as amended; and (iv) 1,000,000 of which are to be issued pursuant to the Non-Qualified Stock Option Agreement between Liane Pelletier and Alaska Communications Systems Group, Inc. (collectively, the "Plans"), under the Securities Act of 1933, as amended, on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 6, 2004 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

      In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares.

      In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter

      In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

      We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto or the effect thereon, of any other laws.

      Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance of and
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payment for the Shares in accordance with the terms set forth in the Plans, the
Shares will be validly issued, fully paid and nonassessable.

      We consent to your filing this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    LATHAM & WATKINS LLP